EXHIBIT 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 18, 1995 relating to the financial statements of Suburban Propane Partners, L.P., Suburban Propane GP, Inc. and Suburban Propane (a division of Quantum Chemical Corporation), which appear in the Prospectus dated
February 29, 1996 included in the Suburban Propane Partners, L.P. Registration Statement on Form S-1 (the "Form S-1").
We also consent to the incorporation by reference of our reports relating to the Suburban Propane financial statements ended September 30, 1993 and for the years ended October 1, 1994 and September 30, 1995 listed under
Item 16(b) of the Form S-1 when such schedule is read in conjunction with the financial statements referred to in the Suburban Propane reports. The audits referred to in the Suburban Propane reports also included this schedule.



PRICE WATERHOUSE LLP
Morristown, New Jersey
August 9, 1996